SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 16, 2005

                                   __________


                       STARTECH ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                      0-25312                 84-1286576
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


     15 Old Danbury Road, Suite 203                                06897
               Wilton, CT                                        (Zip code)
 (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 762-2499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

On June 29, 2005, Startech Environmental Corporation issued a press release announcing that it signed two contracts with Ercole Marelli HiTech srl (EMHT), of Milan, Italy for a total of over $40 million for the sale of multiple Plasma Converter Systems to EMHT for diverse industrial applications and in connection therewith, that receipt of the initial contract payments were expected by July 29, 2005.

The Company thereafter disclosed in its Current Report on Form 8-K dated August 3, 2005 that it was advised by EMHT that the initial payment was delayed and would be received by August 15, 2005.

The Company previously disclosed that the total value of the contract with EMHT was over $40 million. The total amount of the contract with EMHT is in fact $47 million.

As of August 15, 2005, the Company has not received the initial payment; however, Giuseppe Fazio, president of EMHT, has assured the Company that it will receive the initial contract payment shortly. Mr. Fazio informed the Company that the delay has been due, in part, to negotiations on an additional contract by EMHT with its same Rotterdam customer whose contract dollar amount, size and scope is approximately equal to the present $47 million contract between the Company and EMHT and in part, to holidays across Europe, particularly Italy, during the month of August.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Startech Environmental Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 16, 2005

                              STARTECH ENVIRONMENTAL CORPORATION



                              By: /s/ Peter J. Scanlon
                                 --------------------------------
                                 Peter J. Scanlon
                                 Chief Financial Officer





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